Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11894, 333-13268, 333-105473, 333-144825, 333-160330, 333-170676, 333-190437 and 333-210438) of our reports dated March 19, 2019, with respect to the consolidated financial statements of AudioCodes Ltd., and the effectiveness of internal control over financial reporting of AudioCodes Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2018.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY AND KASIERER
KOST, FORER, GABBAY AND KASIERER
March 19, 2019	A member of Ernst & Young Global